Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated for reference March 12 , 2008 is made

BETWEEN:

DAVID LYALL, Suite 2000, Commerce Place, 400 Burrard Street, Vancouver, B.C., V6C 3A6

(the "Lender");

AND:

GULF WESTERN PETROLEUM CORPORATION, acorporation incorporated under the laws of the State of Nevada, with its registered office at 4801 Woodway Drive, Suite 306W, Houston, Texas 77056

(the "Borrower").

WHEREAS the Borrower wishes to borrow and the Lender is willing to lend to the Borrower US$500,000 (the "Principal") on the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	DEFINITIONS

Where used in this Agreement, the following words and phrases shall have the following meaning:

(a)	"Agreement" means this Agreement and the schedule hereto, as at any time amended or modified and in effect;

(b)	"Bonus" has the meaning given to that term in section 5;

(c)	"Event of Default" means any event specified in subsection 8.1;

(d)	"Lender's Security" means the Note;

(e)	"Loan" means the loan by the Lender to the Borrower established pursuant to subsection 3.1; and

(f)	"Note" means the promissory note to be made by the Borrower to the Lender as evidence of the Loan.

2.	INTERPRETATION

2.1	Governing Law

This Agreement is governed by the laws of the Province of British Columbia and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes under this Agreement.

2.2	Severability

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

2.3	Parties In Interest

This Agreement enures to the benefit of and is binding on the parties hereto and their respective successors and permitted assigns.

2.4	Headings and Marginal References

The division of this Agreement into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

2.5	Currency

All statements of, or references to, dollar amounts in this Agreement means lawful currency of United Stales of America.

3.	THE LOAN

3.1	Establishment of the Loan

The Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower $500,000.

3.2	Evidence of Indebtedness

Indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by the execution this Agreement and the Note, which will be made by the Borrower to the Lender at the time of execution of this Agreement.

3.3	Interest

The Borrower will pay interest at a rate of 10% per annum to the Lender on the amount of Principal outstanding both before and after maturity, default and judgment. Interest on the outstanding Principal amount shall accrue daily and compound annually. Additionally, the repayment of accrued interest will paid on a monthly basis (on the 12th of each month), with the first payment being made 3 months after the execution of the Agreement.

3.4	Repayment of the Loan

The entire Principal and the final interest payment payable pursuant to this Agreement shall be due and payable on March 12, 2009.

3.5	Prepayment of Loan

Provided that the Bonus as set forth in section 5 below, the Borrower may prepay the Principal and the interest outstanding under the Loan at any time without penalty, bonus or charges.

4.	SECURITY FOR THE LOAN

4.1	Lender's Security

On the execution of this Agreement the Borrower will execute and deliver to the Lender the Note, the form of which is attached hereto as Schedule A, evidencing the Borrower's obligations and covenants under this Loan Agreement.

4.2	Costs, Charges and Expenses

The Borrower will assume and pay all costs, commission, charges and expenses, including reasonable solicitors' costs, charges and expenses on a special costs basis, which may be incurred by the Lender in respect of the enforcement of this Agreement or the Lender's Security or which may be incurred by the Lender in respect of any proceedings taken or things done by the Lender in connection therewith to collect, protect, realize or enforce the Lender's Security and the Borrower consents to such costs, charges and expenses being charged and fixed on a lump sum basis in accordance with the Legal Profession Act (British Columbia).

5.	BONUS

On the execution of this Agreement, the Borrower agrees to immediately issue to the Lender, as a bonus (the "Bonus"), 1,000,000 Rule 144 common shares in the share capital of the Borrower, at a deemed price of $0.25. In conjunction with the issuance of the common shares to Lender, Lender confirms that he is as an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended. Specifically, the Lender is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his receipt of common shares exceeds SI,000,000.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties

The Borrower represents and warrants to the Lender that:

(a)	the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b)	the Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the obligations contemplated herein and therein;

(c)	this Agreement has been duly and validly authorized, executed and delivered by the Borrower and are valid obligations of it; and

(d)	no Event of Default and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing.

6.2	Survival of Representations and Warranties

All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement will constitute representations and warranties made by the Borrower thereunder.

7.	COVENANTS OF THE BORROWER

The Borrower covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

(a)	pay the principal sum, interest and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

(b)	duly observe and perform each and every of its covenants and agreements set forth in this Agreement; and

(c)	provide the Lender with immediate notice of any Event of Default.

8.	EVENT OF DEFAULT

8.1	Definition of Event of Default

The principal balance of the Loan, costs and any other money owing to the Lender under this Agreement will immediately become payable upon demand by the Lender or, unless otherwise waived in writing by the Lender, in any of the following events:

(a)	if the Borrower defaults in any payment when due under this Agreement;

(b)
if the Borrower makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower is declared bankrupt or if a custodian or receiver be appointed for the Borrower under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Borrower; or

(c)
if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven days after notice in writing has been given by the Lender to the Borrower specifying the default,

8.	ASSIGNMENT

8.1	Assignment of Borrower

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender.

9.	GENERAL

9.1	Waiver or Modification

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver of the Lender's power or right nor will any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

9.2	Time

Time is of the essence of this Agreement.

9.3	Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

10.	NOTICES

10.1                   Any notice under this Agreement will be given in writing and may be sent by fax, telex, telegram or may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

10.2                   If notice is sent by fax or is delivered, it will be deemed to have been given at the time of transmission or delivery.

10.3                   If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

10.4                   If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed the notice will be sent by fax or will be delivered.

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11.	AMENDMENTS

This Agreement may be amended waived discharged or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF the Lender and the Borrower have executed and delivered this Agreement.

SIGNED, SEALED AND DELIVERED by	)
DAVID LYALL in the presence of:	)
)
Lorinne Elliot	)
Name	)
2100-400 Burrard St.	)
Vancouver, B.C.	)
V6C3A6)		/s/ David Lyall
Address	)	DAVID LYALL
)
Assistant	)
Occupation	)	MARCH 12, 2008

GULF WESTERN PETROLEUM CORPORATION

By:	/s/ Donald L. Sytsma
Authorized Signatory

SCHEDULE "B"
FORM OF PROMISSORY NOTE
PROMISSORY NOTE

US$500,000	March 12, 2008

FOR VALUE RECEIVED, GULF WESTERN PETROLEUM CORPORATION (the "Borrower"), of 4801 Woodway Drive, Suite 306W, Houston Texas 77056, PROMISES TO PAY on demand to the order of DAVID LYALL, of 2000-400 Burrard Street, Vancouver, B.C. V6C 3A6, the sum of US$500,000 with interest at 10% per annum accrued daily and compounded annually and payable annually in arrears, both before and after the time payment is due and until actual payment.

The Borrower waives presentment for payment, notice of protest and notice of non-payment.

The Borrower may repay, at any time, all or any part of the US$500,000 without notice, bonus or penalty.

Signed as of MARCH 12, 2008.

GULF WESTERN PETROLEUM CORPORATION.

By:	/s/ DOnald L. Sytsma